Exhibit 99.1

Investor Relations Contact:	Media Contact:
Robert J. Vill	Jane Randel
Vice President — Finance and Treasurer	Vice President, Corporate Communications
Liz Claiborne Inc.	Liz Claiborne Inc.
201.295.7515	212.626.3408
LIZ CLAIBORNE INC. REPORTS 3rd QUARTER AND FIRST NINE MONTHS RESULTS
•	Reports Q3 Adjusted EPS from Continuing Operations Within Guided Range
o	GAAP Loss per Share of ($0.10)

o	Adjusted EPS of $0.39
•	Generates Cash Flow from Continuing Operating Activities over the Latest Twelve Months of $293 Million

•	Drives Decreases in Inventory of 24% and Accounts Receivable of 27% Compared to Q3 2007

•	Confirms Q4 Adjusted EPS from Continuing Operations Guidance Range of $0.19 to $0.24 and Tightens Full Year 2008 Adjusted EPS Range to $1.02 to $1.07
New York, NY November 10, 2008 - Liz Claiborne Inc. (NYSE:LIZ) today announced earnings for the third quarter and first nine months of 2008. For the third quarter of 2008 and on a GAAP basis, the loss per share from continuing operations was ($0.10) compared to diluted earnings per share (“EPS”) from continuing operations of $0.33 for the third quarter of 2007. Adjusted diluted EPS from continuing operations for the third quarter of 2008 were $0.39 compared to adjusted diluted EPS from continuing operations of $0.60 for the third quarter of 2007. Net sales from continuing operations for the third quarter of 2008 were approximately $1.015 billion, a decrease of $192 million, or 15.9%, from the comparable 2007 period, inclusive of a $181 million decrease associated with brands or certain brand activities that have been licensed, closed or exited and have not been presented as part of discontinued operations.
For the first nine months of 2008, the loss per share from continuing operations was ($0.33) compared to diluted EPS from continuing operations of $0.48 for the first nine months of 2007. Adjusted diluted EPS from continuing operations for the first nine months of 2008 were $0.83 compared to adjusted diluted EPS from continuing operations of $0.94 for the first nine months of 2007. These results include the $0.09 per share benefit from the reclassification of the first half of 2008 results of the Enyce and Narciso Rodriguez brands to discontinued operations. Net sales from continuing operations for the first nine months of 2008 were approximately $3.074 billion, a decrease of $196 million, or 6.0%, from the comparable 2007 period, inclusive of a $299 million decrease associated with brands or certain brand activities that have been licensed, closed or exited and have not been presented as part of discontinued operations.
The Company is tightening its adjusted diluted EPS guidance for the full year 2008 to a range of $1.02 — $1.07. The adjusted results for the third quarter and first nine months of 2008 and 2007 and the adjusted projected full year 2008 results on a continuing operations basis exclude the impact of expenses incurred in connection with the Company’s streamlining and brand-exiting activities and non-cash trademark impairment charges.
The Company believes that the adjusted results for the third quarter and first nine months of 2008 and 2007 and the adjusted projected results for fiscal 2008 represent a more meaningful presentation of its historical and estimated operations and financial performance since these results provide period to period comparisons that are consistent and more easily understood. The attached tables, captioned “Reconciliation of Non-GAAP Financial Information”, provide a full reconciliation of actual results to the adjusted results.
William L. McComb, Chief Executive Officer of Liz Claiborne Inc., said: “Third quarter adjusted EPS from continuing operations were $0.39 in this significantly challenging macroeconomic environment, primarily driven by better than forecasted expense controls, which offset a top line which was below our expectations. We continued to benefit from our streamlining activities, which generated a $25 million year over year reduction in adjusted SG&A in the quarter. As we indicated in our October 24th pre-announcement, our balance sheet remains strong and we continued to drive improvements in working capital in the third quarter, as evidenced by the 24% reduction in inventory and 27% reduction in accounts receivable compared to last year, which include the impact of brands sold, discontinued, or licensed. We expect our seasonally strong fourth quarter cash flow to result in a total debt balance of $750 to $775 million at year end, a reduction of approximately $110 to $135 million in total debt from the end of last year. For the full year 2008, we expect to generate $300 to $325 million of cash flow from continuing operating activities. We were in compliance with our bank credit facility financial covenants for the 3rd quarter and expect to be in compliance in the 4th quarter as well.”
Mr. McComb continued, “We will continue our intense focus on controlling the controllables...inventory, accounts receivable, astute brand execution and generating free cash flow to pay down debt. In terms of product and brand execution, we’ve spent the past year developing outstanding product for this Spring—and although the environment will temper our results, we are as optimistic as we can be about how our brands will present at retail.”
Mr. McComb concluded, “We are confirming our recently updated fourth quarter adjusted EPS from continuing operations guidance in the range of $0.19 to $0.24. This results in an adjusted EPS from continuing operations guidance range of $1.02 to $1.07 for the full year 2008. The current operating environment has been negatively impacted by significant declines in consumer confidence and discretionary spending. As we stated earlier, given the lack of visibility caused by the highly uncertain environment, we are not providing 2009 guidance at this point.”
The Company will sponsor a conference call at 10:00 am EST on November 11th to discuss its results for the third quarter and first nine months of 2008. The dial-in number is 1-888-694-4676 with pass code 70595657. The web cast and slides accompanying the prepared remarks can be accessed via the Investor Relations section of the Liz Claiborne website at www.lizclaiborneinc.com. An archive of the webcast will be available on the website. Additional information on the results of the Company’s operations is available in the Company’s Form 10-Q for the third quarter of 2008, filed with the Securities and Exchange Commission.

OPERATING SUMMARY
•	The Company aggregates its brand-based activities into two reporting segments as follows:
—	The Direct Brands segment — consists of the specialty retail, outlet, wholesale apparel, wholesale non-apparel (including accessories, jewelry and handbags), e-commerce and licensing operations of the Company’s four retail-based brands: Mexx, Juicy Couture, Lucky Brand and Kate Spade.

—	The Partnered Brands segment — consists of the wholesale apparel, wholesale non-apparel, outlet, specialty retail, e-commerce and licensing operations of the Company’s owned and licensed wholesale-based brands.
The results of the Company’s former Emma James, Intuitions, J.H. Collectibles, Tapemeasure, C&C California, Laundry by Design, Prana, Narciso Rodriguez and Enyce brands in addition to the retail operations of the Company’s former Ellen Tracy brand and certain of the retail operations of the Sigrid Olsen brand are shown as discontinued operations.

In the second quarter of 2008, the Company entered into an exclusive long-term global licensing agreement for the manufacture, distribution and marketing of its fragrance brands. Although we believe this arrangement provides us the opportunity to realize more consistent and profitable results, it will continue to negatively affect year over year net sales comparisons, as we now earn a royalty fee based on the sales of our fragrance products by Elizabeth Arden.

•	Net sales from continuing operations for the third quarter of 2008 were $1.015 billion, a decrease of $192 million, or 15.9% from 2007, inclusive of a $181 million decrease associated with brands or certain brand activities that have been licensed, closed or exited and have not been presented as part of discontinued operations. The impact of changes in foreign currency exchange rates in our international businesses increased net sales by approximately $25 million, or 2.0%, during the quarter. Net sales for our segments are provided below:
—	Direct Brands segment net sales decreased 1.8% in the third quarter to $617 million. Excluding the impact of licensing our fragrance operations in the second quarter of 2008, net sales increased 1.7%.

—	Partnered Brands segment net sales decreased $180 million, or 31.2%, in the third quarter to $398 million, inclusive of a $159 million decrease associated with brands or certain brand activities that have been licensed, closed or exited and have not been presented as part of discontinued operations.
•	Net sales for our Direct Brands segment in the third quarter were as follows:
—	Mexx — $333 million, an 8.9% decrease compared to last year. Excluding the impact of changes in foreign currency exchange rates, net sales for Mexx were $311 million, a 15.0% decrease compared to last year.

—	Juicy Couture — $144 million, a 6.8% increase compared to last year. Excluding the impact of licensing our fragrance operations in the second quarter of 2008, net sales increased 20.0%.

—	Lucky Brand — $111 million, a 2.3% increase compared to last year. Excluding the impact of licensing our fragrance operations in the second quarter of 2008, net sales increased 9.7%.

—	Kate Spade — $29 million, a 47.0% increase compared to last year.
•	Operating income in the third quarter was $16 million (1.6% of net sales) compared to operating income of $71 million (5.9% of net sales) in 2007. Adjusted operating income in the third quarter was $62 million (6.1% of adjusted net sales) compared to $114 million (9.5% of adjusted net sales) in 2007. Operating income for our business segments are provided below:
—	Direct Brands segment operating income in the third quarter was $35 million (5.7% of net sales), compared to $87 million (13.8% of net sales) in 2007. Direct Brands segment adjusted operating income in the third quarter was $53 million (8.5% of adjusted net sales) compared to $95 million (15.1% of adjusted net sales) in 2007.

—	Partnered Brands segment operating loss in the third quarter was ($19) million ((4.7)% of net sales), compared to an operating loss of ($16) million ((2.8)% of net sales) in 2007. Partnered Brands segment adjusted operating income in the third quarter was $9 million (2.3% of adjusted net sales) compared to adjusted operating income of $19 million (3.3% of adjusted net sales) in 2007.
•	Expenses associated with our streamlining and brand-exiting activities were $36 million in the third quarter of 2008 compared to $31 million in the third quarter of 2007.

•	Inventories decreased 24.3% to $549 million compared to the third quarter of 2007, primarily reflecting decreases in our Partnered Brands segment, including the impact of brands sold, discontinued, or licensed, partially offset by increases in our Direct Brands segment. Inventories of ongoing Partnered Brands decreased 37.0% compared to the third quarter of 2007. The impact of changes in foreign currency exchange rates decreased inventories by $8 million, or 1.1%, in the third quarter of 2008 compared to the third quarter of 2007.

•	Accounts receivable decreased 27.1% to $483 million compared to the third quarter of 2007, reflecting decreases in our Direct and Partnered Brands segments, including the impact of brands sold, discontinued, or licensed. The impact of changes in foreign currency exchange rates decreased accounts receivable by $6 million, or 0.9%, in the third quarter of 2008 compared to the third quarter of 2007.

•	Cash flow from continuing operating activities for the last twelve months was $293 million.

•	We ended the quarter with $50 million in cash and with $974 million of debt outstanding. Our total debt to total capital ratio was 41.4% in the third quarter compared to 32.2% in 2007, primarily reflecting the impact of the 2007 goodwill impairment in addition to share repurchases, capital expenditures and acquisition-related payments over the last 12 months.
THIRD QUARTER RESULTS
Overall Results
Net sales from continuing operations for the third quarter of 2008 were $1.015 billion, a decrease of $192 million, or 15.9% from the third quarter of 2007, primarily due to decreases in our Partnered Brands segment. Net sales were inclusive of a $181 million decrease associated with brands or certain brand activities that have been licensed, closed or exited and have not been presented as part of discontinued operations. The impact of changes in foreign currency exchange rates in our international businesses increased net sales by approximately $25 million, or 2.0%, during the quarter.
Gross profit as a percent of net sales was 49.3% in 2008 compared to 48.5% in the third quarter of 2007, principally reflecting an increased gross profit rate and an increased proportion of sales from our Direct Brands segment which runs at a higher gross profit rate than the company average, partially offset by a decreased gross profit rate in our Partnered Brands segment.
Selling, general & administrative expenses (“SG&A”) were $474 million, or 46.7% of net sales in 2008, compared to $502 million, or 41.6% of net sales in the third quarter of 2007, primarily reflecting the following:
•	a $27 million increase associated with retail expansion in our Direct Brands segment;

•	a $13 million increase due to the impact of changes in foreign currency exchange rates in our international operations;

•	a $4 million increase in Direct Brands SG&A;

•	a $1 million year over year increase in expenses associated with our streamlining and brand-exiting activities; and

•	a $73 million decrease in Partnered Brands and corporate SG&A.
Operating income was $16 million (1.6% of net sales) in the third quarter of 2008 compared to operating income of $71 million (5.9% of net sales) in the third quarter of 2007. Adjusted operating income in the third quarter was $62 million (6.1% of adjusted net sales) compared to $114 million (9.5% of adjusted net sales) in 2007. The impact of changes in foreign currency exchange rates in our international businesses was immaterial during the quarter.
Income taxes in the third quarter of 2008 decreased by $10 million to $14 million compared to $24 million in the third quarter of 2007. The income tax expense rate for the third quarter of 2008 was affected by a change in estimated fiscal 2008 pre-tax income and the mix of pre-tax income in various jurisdictions, partially offset by the favorable outcome of uncertain tax positions that have been settled with various tax authorities.
Loss from continuing operations in the third quarter of 2008 was ($9) million, or ($0.10) per share, compared to income from continuing operations in the third quarter of 2007 of $34 million, or $0.33 per share. Adjusted diluted EPS from continuing operations in the third quarter of 2008 were $0.39 compared to adjusted diluted EPS from continuing operations of $0.60 in the third quarter of 2007.
Net loss in the third quarter of 2008 was ($69) million, inclusive of losses related to discontinued operations of ($59) million, compared to net income of $33 million in the third quarter of 2007. Loss per share was ($0.73) in the third quarter of 2008 compared to diluted EPS of $0.33 in the third quarter of 2007.
Segment Highlights
Direct Brands
Net sales in our Direct Brands segment in the third quarter were $617 million, decreasing $12 million, or 1.8%. Excluding the impact of licensing our fragrance operations in the second quarter of 2008, net sales increased 1.7%.
Net sales for Mexx were $333 million, an 8.9% decrease compared to 2007. Excluding the impact of changes in foreign currency exchange rates, net sales for Mexx were $311 million, a 15.0% decrease compared to last year.
—	We ended the quarter with 133 specialty stores, 99 outlets and 234 concessions, reflecting the net addition over the last 12 months of 15 outlet stores and the net closure of 4 specialty stores and 72 concessions;

—	Average retail square footage in the third quarter was approximately 1.450 million square feet, an 8% increase compared to 2007;

—	Sales per square foot for comparable stores over the latest twelve months was $458; and

—	Comparable store sales decreased 13% in the third quarter, reflecting decreases in our Mexx Europe and Mexx Canada businesses.
Net sales for Juicy Couture were $144 million, a 6.8% increase compared to 2007, primarily driven by increases in retail and outlet. Excluding the impact of licensing our fragrance operations in the second quarter of 2008, net sales increased 20.0%.

—	We ended the quarter with 56 specialty stores and 29 outlet stores, reflecting the net addition over the last 12 months of 23 specialty stores and 16 outlet stores;

—	Average retail square footage in the third quarter was approximately 287 thousand square feet, a 130% increase compared to 2007;

—	Sales per square foot for comparable stores over the latest twelve months was $1,214; and

—	Comparable store sales increased 5% in the third quarter.
Net sales for Lucky Brand were $111 million, a 2.3% increase compared to 2007, primarily driven by increases in outlet, partially offset by decreases in wholesale apparel. Excluding the impact of licensing our fragrance operations in the second quarter of 2008, net sales increased 9.7%.
—	We ended the quarter with 187 specialty stores and 35 outlet stores, reflecting the net addition over the last 12 months of 28 specialty stores and 25 outlet stores;

—	Average retail square footage in the third quarter was approximately 528 thousand square feet, a 38% increase compared to 2007;

—	Sales per square foot for comparable stores over the latest twelve months was $606; and

—	Comparable store sales decreased 4% in the third quarter.
Net sales for Kate Spade were $29 million, a 47.0% increase compared to 2007, primarily driven by increases in retail, outlet and wholesale.
—	We ended the quarter with 41 specialty stores and 25 outlet stores, reflecting the net addition over the last 12 months of 18 specialty stores and 19 outlet stores;

—	Average retail square footage in the third quarter was approximately 124 thousand square feet, a 118% increase compared to 2007;

—	Sales per square foot for comparable stores over the latest twelve months was $729; and

—	Comparable store sales decreased 13% in the third quarter.
Direct Brands segment operating income in the third quarter was $35 million (5.7% of net sales), compared to $87 million (13.8% of net sales) in 2007. Direct Brands segment adjusted operating income in the third quarter was $53 million (8.5% of adjusted net sales) compared to $95 million (15.1% of adjusted net sales) in 2007.
Partnered Brands
Net sales from continuing operations in our Partnered Brands segment decreased $180 million, or 31.2%, in the third quarter to $398 million.
-	The $180 million decrease in net sales in our Partnered Brands segment was primarily due to the $159 million decrease associated with brands or certain brand activities that have been licensed, closed or exited and have not been presented as part of discontinued operations in addition to decreases in our Liz Claiborne and Claiborne brands, partially offset by increases in our Liz & Co. and Kensie brands.
Partnered Brands segment operating loss in the third quarter was ($19) million ((4.7)% of net sales), compared to an operating loss of ($16) million ((2.8)% of net sales) in 2007. Partnered Brands segment adjusted operating income in the third quarter was $9 million (2.3% of adjusted net sales) compared to $19 million (3.3% of adjusted net sales) in 2007.

FIRST NINE MONTHS RESULTS
Overall Results
Net sales from continuing operations for the first nine months of 2008 were $3.074 billion, a decrease of $196 million, or 6.0%, from the first nine months of 2007, primarily due to decreases in our Partnered Brands segment, offset by increases in our Direct Brands segment. Net sales were inclusive of a $299 million decrease associated with brands or certain brand activities that have been licensed, closed or exited and have not been presented as part of discontinued operations. The impact of changes in foreign currency exchange rates in our international businesses increased net sales by approximately $120 million, or 3.7%, in the first nine months of 2008.
Net sales for our Direct Brands segment in the first nine months of 2008 were as follows:
—	Mexx — $965 million, a 5.1% increase compared to last year. Excluding the impact of changes in foreign currency exchange rates, net sales for Mexx were $861 million, a 6.2% decrease compared to last year.

—	Juicy Couture — $432 million, a 33.3% increase compared to last year. Excluding the impact of licensing our fragrance operations in the second quarter of 2008, net sales increased 35.3%.

—	Lucky Brand — $339 million, a 10.3% increase compared to last year. Excluding the impact of licensing our fragrance operations in the second quarter of 2008, net sales increased 16.9%.

—	Kate Spade — $86 million, a 45.2% increase compared to last year.
Operating loss was ($18) million ((0.6)% of net sales) in the first nine months of 2008 compared to operating income of $118 million (3.6% of net sales) in 2007. Adjusted operating income in the first nine months of 2008 was $137 million (4.5% of adjusted net sales) compared to $192 million (5.9% of adjusted net sales) in 2007. The impact of changes in foreign currency exchange rates in our international businesses increased operating income by approximately $3 million in the first nine months of 2008.
Direct Brands segment operating income in the first nine months of 2008 was $75 million (4.1% of net sales) compared to $167 million (10.4% of net sales) in 2007. Direct Brands segment adjusted operating income in the first nine months of 2008 was $119 million (6.6% of adjusted net sales) compared to $181 million (11.2% of adjusted net sales) in 2007.
Partnered Brands segment operating loss in the first nine months of 2008 was ($93) million ((7.4)% of net sales) compared to an operating loss of ($49) million ((2.9)% of net sales) in 2007. Partnered Brands segment adjusted operating income in the first nine months of 2008 was $18 million (1.4% of adjusted net sales) compared to adjusted operating income of $11 million (0.7% of adjusted net sales) in 2007.
Income taxes in the first nine months of 2008 decreased by $61 million to a tax benefit of $24 million compared to a tax expense of $37 million in the first nine months of 2007. The income tax benefit rate for the first nine months of 2008 increased slightly to 43.3% from a 42.7% income tax expense rate for the first nine months of 2007.
Loss from continuing operations in the first nine months of 2008 was ($31) million, or ($0.33) per share, compared to income from continuing operations in the first nine months of 2007 of $49 million, or $0.48 per share. Adjusted diluted EPS from continuing operations in the first nine months of 2008 were $0.83 compared to adjusted diluted EPS from continuing operations of $0.94 in the first nine months of 2007.
Net loss in the first nine months of 2008 was ($123) million compared to net income of $63 million in 2007. Loss per share was ($1.31) in the first nine months of 2008 compared to diluted EPS of $0.62 in 2007.
About Liz Claiborne Inc.
Liz Claiborne Inc. designs and markets a global portfolio of retail-based premium brands including Kate Spade, Juicy Couture, Lucky Brand and Mexx. The Company also has a refined group of department store-based brands with strong consumer franchises including the Liz Claiborne and Monet families of brands, Kensie, Kensiegirl, Mac & Jac, and the licensed DKNY Jeans Group. For more information visit www.lizclaiborneinc.com.
Forward-Looking Statement
Statements contained herein that relate to future events or the Company’s future performance, including, without limitation, statements with respect to the Company’s anticipated results of operations or level of business for 2008 or any other future period, are forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations only and are not guarantees of future performance, and are subject to certain risks, uncertainties and assumptions. The Company may change its intentions, belief or expectations at any time and without notice, based upon any change in the Company’s assumptions or otherwise. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. In addition, some factors are beyond the Company’s control. Among the factors that could cause actual results to materially differ include: risks associated with the current economic conditions, including the tightening of the credit markets, reduction in consumer confidence and discretionary spending, continued recessionary pressures in the United States, Europe and other parts of the world, and continued lower levels of consumer traffic within department stores, malls and other shopping and selling environments; the Company’s ability to continue to have access on favorable terms to sufficient sources of liquidity necessary to fund ongoing cash requirements of it operations, , which access may be adversely impacted by a number of factors, including the reduced availability of credit generally and the substantial tightening of the credit markets, including lending by financial institutions, who are sources of credit for the Company, the recent increase in the cost of capital, the level of the Company’s cash flows, which will be impacted by the level of consumer spending and retailer and consumer acceptance of its products, further adverse changes in the Company’s credit ratings, the Company’s ability to comply with the financial covenants (as amended) included in its debt and credit facilities, and interest rate and exchange rate fluctuations; risks relating to possible further impairment of goodwill or other long-lived assets that could result from a number of factors, including downward pressure on the company’s market capitalization; risks related to the reorganization of the Company and the realignment of the Company’s management structure; risks associated with the Company’s ability to attract and retain talented, highly qualified executives and other key personnel and to provide for the succession of senior management; risks associated with the Company’s efforts to reorganize its Mexx Europe operations; risks associated with the Company’s ability to execute successfully on its long-term growth plans; risks associated with the Company’s strategic review of brands completed in 2008, including whether the Company identified the appropriate brands for review or appropriately valued assets related to brands sold or licensed to third parties; risks associated with the Company’s operation of its specialty retail and outlet businesses, including the ability to successfully expand the specialty retail store base of its Direct Brands segment and to develop best-in-class retail capabilities; risks associated with the Company’s ability to achieve greater collaboration with its wholesale customers; risks associated with the Company’s ability to achieve projected cost savings; risks related to the Company’s ability to successfully continue to evolve its supply chain system, including its product development, sourcing, logistics and technology functions, to, among other things, reduce product cycle-time and costs and meet customer demands and the requirements of the Company’s specialty retail and outlet businesses; risks associated with selling the Company’s Liz & Co. and Concepts by Claiborne brands outside of better department stores; risks associated with the Company’s Liz Claiborne and Claiborne branded products association with known designers and retailer and consumer acceptance of the resulting products; risks associated with the Company’s dependence on sales to a limited number of large United States department store customers; the impact of consolidation, restructurings and other ownership changes, and, financial difficulties, including bankruptcies, in the retail industry, including with respect to the Company’s department store customers; the Company’s ability to respond to constantly changing consumer demands and tastes and fashion trends, across multiple product lines, shopping channels and geographies; risks associated with the use of unaffiliated manufacturers, including the possible failure of the Company’s unaffiliated manufacturers to manufacture and deliver products in a timely manner, to meet quality or safety standards or to comply with Company policies regarding labor practices or applicable laws or regulations; risks related to the Company’s ability to adapt to and compete effectively in the current quota environment, including changes in sourcing patterns resulting from the elimination of quota on apparel products as well as lowered barriers to entry; risks associated with the Company’s ability to maintain and enhance favorable brand recognition; risks associated with the Company’s ability to correctly balance the level of its commitments with actual orders; risks associated with new business relationships and new product lines, product categories and markets, including risks relating to achieving projected or satisfactory levels of sales, profits and/or return on investment, and risks inherent in licensing arrangements, such as the Company’s license of the DKNY Jeans and DKNY Active brands, the fragrance license with Elizabeth Arden, and the Dana Buchman license with Kohl’s Corporation; risks associated with any significant disruptions in the Company’s relationship with its employees or with its relationship with the unions which represent certain Company employees; risks associated with changes in social, political, economic, legal and other conditions affecting foreign operations, sourcing or international trade, including the impact of foreign currency exchange rates, and currency devaluations in countries in which the Company sources product and risks associated with the importation and exportation of product; risks associated with war, the threat of war and terrorist activities; work stoppages or slowdowns by suppliers or service providers; risks relating to protecting and managing the Company’s intellectual property rights; and such other economic, competitive, governmental and technological factors affecting the Company’s operations, markets, products, services and prices and such other factors as are set forth in the Company’s Quarterly Report on Form 10-Q for the quarter ended October 4, 2008 filed today, including under the sections captioned “Item 1A. Risk Factors” and “Statements Regarding Forward-looking Statements”, and in the Company’s 2007 Annual Report on Form 10-K. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

LIZ CLAIBORNE INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(All amounts in thousands, except per common share data)
(Unaudited)

	Three Months Ended		Three Months Ended
	October 4, 2008	% of	September 29, 2007	% of
	(13 weeks)	Sales	(13 weeks)	Sales
Net Sales	$1,014,969	100.0%	$1,206,719	100.0%
Cost of goods sold	514,615	50.7%	622,009	51.5%

Gross Profit	500,354	49.3%	584,710	48.5%
Selling, general & administrative expenses	474,115	46.7%	501,537	41.6%
Trademark impairment	10,046	1.0%	12,300	1.0%

Operating Income	16,193	1.6%	70,873	5.9%
Other income (expense), net	798	0.1%	(1,519)	(0.1)%
Interest expense, net	(12,050)	(1.2)%	(11,739)	(1.0)%

Income Before Provision for Income Taxes	4,941	0.5%	57,615	4.8%
Provision for income taxes	14,360	1.4%	24,098	2.0%

(Loss) Income from Continuing Operations	(9,419)	(0.9)%	33,517	2.8%
(Loss) income from discontinued operations, net of tax	(8,099)		2,002
Loss on disposal of discontinued operations, net of tax	(51,207)		(2,468)

Net (Loss) Income	$(68,725)		$33,051

Earnings per Share:
Basic
(Loss) Income from Continuing Operations	$(0.10)		$0.33
(Loss) Income from Discontinued Operations	(0.08)		0.02
Loss on Disposal of Discontinued Operations	(0.55)		(0.02)

Net (Loss) Income	$(0.73)		$0.33

Diluted
(Loss) Income from Continuing Operations	$(0.10)		$0.33
(Loss) Income from Discontinued Operations	(0.08)		0.02
Loss on Disposal of Discontinued Operations	(0.55)		(0.02)

Net (Loss) Income	$(0.73)		$0.33

Weighted Average Shares, Basic (1)	93,641		99,820
Weighted Average Shares, Diluted (1)	93,641		100,700

Supplemental Information:
Dividends Paid per Common Share (Rounded to the nearest penny)	$0.06		$0.06

(1)	Because the Company incurred a loss from continuing operations in 2008, all outstanding stock options and restricted shares are antidilutive. Accordingly, basic and diluted weighted average shares outstanding are equal for such period.

LIZ CLAIBORNE INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(All amounts in thousands, except per common share data)
(Unaudited)

	Nine Months Ended		Nine Months Ended
	October 4, 2008	% of	September 29, 2007	% of
	(40 weeks)	Sales	(39 weeks)	Sales
Net Sales	$3,073,773	100.0%	$3,269,899	100.0%
Cost of goods sold	1,586,358	51.6%	1,690,481	51.7%

Gross Profit	1,487,415	48.4%	1,579,418	48.3%
Selling, general & administrative expenses	1,495,280	48.6%	1,449,197	44.3%
Trademark impairment	10,046	0.3%	12,300	0.4%

Operating (Loss) Income	(17,911)	(0.6)%	117,921	3.6%
Other expense, net	(2,875)	(0.1)%	(1,874)	(0.1)%
Interest expense, net	(33,922)	(1.1)%	(30,126)	(0.9)%

(Loss) Income Before (Benefit) Provision for Income Taxes	(54,708)	(1.8)%	85,921	2.6%
(Benefit) provision for income taxes	(23,692)	(0.8)%	36,648	1.1%

(Loss) Income from Continuing Operations	(31,016)	(1.0)%	49,273	1.5%
(Loss) income from discontinued operations, net of tax	(26,789)		16,075
Loss on disposal of discontinued operations, net of tax	(65,104)		(2,468)

Net (Loss) Income	$(122,909)		$62,880

Earnings per Share:
Basic
(Loss) Income from Continuing Operations	$(0.33)		$0.48
(Loss) Income from Discontinued Operations	(0.29)		0.16
Loss on Disposal of Discontinued Operations	(0.69)		(0.02)

Net (Loss) Income	$(1.31)		$0.62

Diluted
(Loss) Income from Continuing Operations	$(0.33)		$0.48
(Loss) Income from Discontinued Operations	(0.29)		0.16
Loss on Disposal of Discontinued Operations	(0.69)		(0.02)

Net (Loss) Income	$(1.31)		$0.62

Weighted Average Shares, Basic (1)	93,608		101,157
Weighted Average Shares, Diluted (1)	93,608		102,219

Supplemental Information:
Dividends Paid per Common Share (Rounded to the nearest penny)	$0.17		$0.17

(1)	Because the Company incurred a loss from continuing operations in 2008, all outstanding stock options and restricted shares are antidilutive. Accordingly, basic and diluted weighted average shares outstanding are equal for such period.

LIZ CLAIBORNE INC.
CONSOLIDATED BALANCE SHEETS
(All amounts in thousands)
(Unaudited)

	October 4, 2008	September 29, 2007
Assets
Current Assets:
Cash and cash equivalents	$50,342	$111,634
Accounts receivable — trade, net	483,327	663,197
Inventories, net	549,270	725,802
Deferred income taxes	73,128	91,396
Other current assets	274,745	155,571
Assets held for sale	10,267	19,360

Total current assets	1,441,079	1,766,960

Property and Equipment, Net	590,070	583,343
Goodwill and Intangibles, Net	931,175	1,453,581
Deferred Income Taxes	31,297	—
Other Assets	20,773	21,890

Total Assets	$3,014,394	$3,825,774

Liabilities and Stockholders’ Equity
Current Liabilities:
Short term borrowings	$61,807	$455,852
Other current liabilities	551,248	601,930

Total current liabilities	613,055	1,057,782

Long-Term Debt	912,046	520,749
Other Non-Current Liabilities	107,649	113,933
Deferred Income Taxes	363	71,821
Minority Interest	3,894	3,510
Stockholders’ Equity	1,377,387	2,057,979

Total Liabilities and Stockholders’ Equity	$3,014,394	$3,825,774

LIZ CLAIBORNE INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(All amounts in thousands)
(Unaudited)

	Nine Months Ended
	October 4, 2008	September 29, 2007
	(40 Weeks)	(39 Weeks)
Cash Flows from Operating Activities:
Net (loss) income	$(122,909)	$ 62,880
Adjustments to arrive at (loss) income from continuing operations	91,893	(13,607)

(Loss) income from continuing operations	(31,016)	49,273

Adjustments to reconcile (loss) income from continuing operations to net cash used in operating activities:
Depreciation and amortization	117,745	108,587
Trademark impairment	10,046	12,300
Streamlining initiatives; asset write-down	2,805	—
Loss on asset disposals	14,991	18,141
Share-based compensation	11,738	16,171
Tax benefit on exercise of stock options	7	5,603
Other, net	(92)	(858)
Changes in assets and liabilities, exclusive of acquisitions:
Increase in accounts receivable — trade, net	(60,460)	(146,777)
Increase in inventories, net	(37,338)	(131,810)
Increase in other current and non-current assets	(11,195)	(6,421)
Increase in accounts payable	19,912	5,543
Decrease in accrued expenses	(67,120)	(43,513)
Net change in income tax assets and liabilities	(61,053)	(13,645)
Net cash (used in) provided by operating activities of discontinued operations	(26,763)	21,539

Net cash used in operating activities	(117,793)	(105,867)

Cash Flows from Investing Activities:
Proceeds from disposition	21,252	—
Purchases of property and equipment	(141,681)	(111,645)
Purchases of businesses and payment of related debt	(84,420)	(34,313)
Payments for in-store merchandise shops	(5,793)	(4,012)
Proceeds from sales of securities	—	9,616
Proceeds from sale of property and equipment	—	1,410
Other, net	(211)	472
Net cash provided by (used in) investing activities of discontinued operations	64,769	(16,584)

Net cash used in investing activities	(146,084)	(155,056)

LIZ CLAIBORNE INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(All amounts in thousands)
(Unaudited)

	Nine Months Ended
	October 4, 2008	September 29, 2007
	(40 Weeks)	(39 Weeks)
Cash Flows from Financing Activities:
Short term borrowings, net	122,408	432,144
Principal payments under capital lease obligations	(3,128)	(4,288)
Commercial paper, net	—	(82,075)
Proceeds from exercise of common stock options	70	42,726
Purchase of common stock	—	(181,616)
Dividends paid	(15,793)	(17,102)
Excess tax benefit related to share-based compensation	—	2,410
Other, net	(2,304)	(1,076)

Net cash provided by financing activities	101,253	191,123

Effect of exchange rate changes on cash and cash equivalents	7,565	(4,211)

Net Change in Cash and Cash Equivalents	(155,059)	(74,011)
Cash and Cash Equivalents at Beginning of Period	205,401	185,645

Cash and Cash Equivalents at End of Period	$50,342	$111,634

LIZ CLAIBORNE INC.
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION
(All amounts in thousands, except per common share data)
(Unaudited)
The following tables provide reconciliations of (Loss) Income from Continuing Operations to Income from Continuing Operations Excluding Streamlining Initiatives and Brand-Exiting Activities and Trademark Impairment and of Operating Income (Loss) to Income from Continuing Operations Excluding Streamlining Initiatives and Brand-Exiting Activities and Trademark Impairment.

	Three Months Ended		Nine Months Ended
	October 4, 2008	September 29, 2007	October 4, 2008	September 29, 2007
	(13 weeks)	(13 weeks)	(40 weeks)	(39 weeks)
(Loss) Income from Continuing Operations	$(9,419)	$33,517	$(31,016)	$49,273

Streamlining initiatives and brand-exiting activities (1)	35,533	31,013	144,470	61,761
Trademark impairment (2)	10,046	12,300	10,046	12,300
Benefit (provision) for income taxes	190	(16,223)	(45,517)	(26,975)

Income from Continuing Operations Excluding Streamlining Initiatives and Brand-Exiting Activities and Trademark Impairment	$36,350	$60,607	$77,983	$96,359

Operating Income (Loss)	$16,193	$70,873	$(17,911)	$117,921
Streamlining initiatives and brand-exiting activities (1)	35,533	31,013	144,470	61,761
Trademark impairment (2)	10,046	12,300	10,046	12,300

Operating Income Excluding Streamlining Initiatives and Brand-Exiting Activities and Trademark Impairment	61,772	114,186	136,605	191,982

Interest expense, net	12,050	11,739	33,922	30,126
Other (income) expense, net	(798)	1,519	2,875	1,874
Provision for income taxes	(14,170)	(40,321)	(21,825)	(63,623)

Income from Continuing Operations Excluding Streamlining Initiatives and Brand-Exiting Activities and Trademark Impairment	$36,350	$60,607	$77,983	$96,359

Basic Earnings per Common Share from Continuing Operations Excluding Streamlining Initiatives and Brand-Exiting Activities and Trademark Impairment	$0.39	$0.61	$0.83	$0.95

Diluted Earnings per Common Share from Continuing Operations Excluding Streamlining Initiatives and Brand-Exiting Activities and Trademark Impairment (3)	$0.39	$0.60	$0.83	$0.94

(1)	During the three and nine months ended October 4, 2008 and September 29, 2007, the Company recorded expenses related to its streamlining initiatives and brand-exiting activities as follows:

	Three Months Ended		Nine Months Ended
	October 4, 2008	September 29, 2007	October 4, 2008	September 29, 2007
	(13 weeks)	(13 weeks)	(40 weeks)	(39 weeks)
Payroll, lease terminations and asset write-downs	$23,622	$21,328	$82,612	$48,698
Store closure and other costs	11,911	9,685	61,858	13,063

	$35,533	$31,013	$144,470	$61,761

(2)	During 2008, the Company recorded a non-cash impairment charge of $10.0 million ($6.3 million after-tax, or $0.07 per share in the 13 and 40 weeks ended October 4, 2008) to reduce the value of the Villager, Crazy Horse and Russ trademark. During 2007, the Company recorded a non-cash impairment charge of $12.3 million ($7.5 million after-tax, or $0.07 per share in the 13 and 39 weeks ended September 29, 2007) to reduce the value of the Ellen Tracy trademark. These impairment charges were recorded as a result of declines in future anticipated cash flows of the respective brands.

(3)	Amounts for the three and nine months ended October 4, 2008 are based on 93,975 and 93,826 weighted average shares outstanding, respectively.

LIZ CLAIBORNE INC.
SEGMENT REPORTING
(All amounts in thousands)
(Unaudited)

	Three Months Ended		Three Months Ended
	October 4, 2008	% to	September 29, 2007	% to
	(13 weeks)	Total	(13 weeks)	Total
NET SALES:
Direct Brands	$617,205	60.8%	$628,705	52.1%
Partnered Brands	397,764	39.2%	578,014	47.9%

Total Net Sales	$1,014,969	100.0%	$1,206,719	100.0%

	Three Months Ended		Three Months Ended
	October 4, 2008	% to	September 29, 2007	% to
	(13 weeks)	Sales	(13 weeks)	Sales
OPERATING INCOME:
Direct Brands	$34,960	5.7%	$87,046	13.8%
Partnered Brands	(18,767)	(4.7)%	(16,173)	(2.8)%

Total Operating Income	$16,193	1.6%	$70,873	5.9%

	Three Months Ended		Three Months Ended
	October 4, 2008	% to	September 29, 2007	% to
	(13 weeks)	Total	(13 weeks)	Total
NET SALES:
Domestic	$625,989	61.7%	$788,058	65.3%
International	388,980	38.3%	418,661	34.7%

Total Net Sales	$1,014,969	100.0%	$1,206,719	100.0%

	Three Months Ended		Three Months Ended
	October 4, 2008	% to	September 29, 2007	% to
	(13 weeks)	Sales	(13 weeks)	Sales
OPERATING INCOME:
Domestic	$(5,976)	(1.0)%	$27,793	3.5%
International	22,169	5.7%	43,080	10.3%

Total Operating Income	$16,193	1.6%	$70,873	5.9%

LIZ CLAIBORNE INC.
SEGMENT REPORTING
(All amounts in thousands)
(Unaudited)

	Nine Months Ended		Nine Months Ended
	October 4, 2008	% to	September 29, 2007	% to
	(40 weeks)	Total	(39 weeks)	Total
NET SALES:
Direct Brands	$1,821,535	59.3%	$1,608,376	49.2%
Partnered Brands	1,252,238	40.7%	1,661,523	50.8%

Total Net Sales	$3,073,773	100.0%	$3,269,899	100.0%

	Nine Months Ended		Nine Months Ended
	October 4, 2008	% to	September 29, 2007	% to
	(40 weeks)	Sales	(39 weeks)	Sales
OPERATING (LOSS) INCOME:
Direct Brands	$74,984	4.1%	$166,870	10.4%
Partnered Brands	(92,895)	(7.4)%	(48,949)	(2.9)%

Total Operating (Loss) Income	$(17,911)	(0.6)%	$117,921	3.6%

	Nine Months Ended		Nine Months Ended
	October 4, 2008	% to	September 29, 2007	% to
	(40 weeks)	Total	(39 weeks)	Total
NET SALES:
Domestic	$1,940,050	63.1%	$2,184,873	66.8%
International	1,133,723	36.9%	1,085,026	33.2%

Total Net Sales	$3,073,773	100.0%	$3,269,899	100.0%

	Nine Months Ended		Nine Months Ended
	October 4, 2008	% to	September 29, 2007	% to
	(40 weeks)	Sales	(39 weeks)	Sales
OPERATING (LOSS) INCOME:
Domestic	$(54,821)	(2.8)%	$51,055	2.3%
International	36,910	3.3%	66,866	6.2%

Total Operating (Loss) Income	$(17,911)	(0.6)%	$117,921	3.6%

LIZ CLAIBORNE INC.
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION
SEGMENT REPORTING
(All amounts in thousands)
(Unaudited)
The following tables provide reconciliations of Net Sales to Adjusted Net Sales, which excludes Store Closure and Brand-Exiting Activities and of Operating Income (Loss) to Adjusted Operating Income, which excludes Streamlining Initiatives and Brand-Exiting Activities and Trademark Impairment.

	Three Months Ended
	October 4, 2008 (13 weeks)
	Direct	Partnered
	Brands	Brands	Total
Net Sales:
As Reported	$617,205	$397,764	$1,014,969

Store Closure and Brand-Exiting Activities	(1,820)	5,465	3,645

Adjusted Net Sales	$615,385	$403,229	$1,018,614

Operating Income (Loss):
As Reported	$34,960	$(18,767)	$16,193

Trademark Impairment	—	10,046	10,046

Streamlining Initiatives and Brand-Exiting Activities	17,595	17,938	35,533

Adjusted Operating Income	$52,555	$9,217	$61,772

% of Adjusted Net Sales	8.5%	2.3%	6.1%

	Three Months Ended
	September 29, 2007 (13 weeks)
	Direct	Partnered
	Brands	Brands	Total
Net Sales:
As Reported	$628,705	$578,014	$1,206,719

Store Closure and Brand-Exiting Activities	—	(1,930)	(1,930)

Adjusted Net Sales	$628,705	$576,084	$1,204,789

Operating Income (Loss):
As Reported	$87,046	$(16,173)	$70,873

Trademark Impairment	—	12,300	12,300

Streamlining Initiatives and Brand-Exiting Activities	7,910	23,103	31,013

Adjusted Operating Income	$94,956	$19,230	$114,186

% of Adjusted Net Sales	15.1%	3.3%	9.5%

LIZ CLAIBORNE INC.
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION
SEGMENT REPORTING
(All amounts in thousands)
(Unaudited)
The following tables provide reconciliations of Net Sales to Adjusted Net Sales, which excludes Store Closure and Brand-Exiting Activities and of Operating Income (Loss) to Adjusted Operating Income, which excludes Streamlining Initiatives and Brand-Exiting Activities and Trademark Impairment.

	Nine Months Ended
	October 4, 2008 (40 weeks)
	Direct	Partnered
	Brands	Brands	Total
Net Sales:
As Reported	$1,821,535	$1,252,238	$3,073,773

Store Closure and Brand-Exiting Activities	(7,552)	(20,751)	(28,303)

Adjusted Net Sales	$1,813,983	$1,231,487	$3,045,470

Operating Income (Loss):
As Reported	$74,984	$(92,895)	$(17,911)

Trademark Impairment	—	10,046	10,046

Streamlining Initiatives and Brand-Exiting Activities	43,868	100,602	144,470

Adjusted Operating Income	$118,852	$17,753	$136,605

% of Adjusted Net Sales	6.6%	1.4%	4.5%

	Nine Months Ended
	September 29, 2007 (39 weeks)
	Direct	Partnered
	Brands	Brands	Total
Net Sales:
As Reported	$1,608,376	$1,661,523	$3,269,899

Store Closure and Brand-Exiting Activities	—	(12,959)	(12,959)

Adjusted Net Sales	$1,608,376	$1,648,564	$3,256,940

Operating Income (Loss):
As Reported	$166,870	$(48,949)	$117,921

Trademark Impairment	—	12,300	12,300

Streamlining Initiatives and Brand-Exiting Activities	13,810	47,951	61,761

Adjusted Operating Income	$180,680	$11,302	$191,982

% of Adjusted Net Sales	11.2%	0.7%	5.9%

LIZ CLAIBORNE INC.
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION
SEGMENT REPORTING
(All amounts in thousands)
(Unaudited)
The following tables provide reconciliations of Net Sales to Adjusted Net Sales, which excludes Store Closure and Brand-Exiting Activities and of Operating (Loss) Income to Adjusted Operating Income, which excludes Streamlining Initiatives and Brand-Exiting Activities and Trademark Impairment.

	Three Months Ended
	October 4, 2008 (13 weeks)
	Domestic	International	Total
Net Sales:
As Reported	$625,989	$388,980	$1,014,969

Store Closure and Brand-Exiting Activities	5,465	(1,820)	3,645

Adjusted Net Sales	$631,454	$387,160	$1,018,614

Operating (Loss) Income:
As Reported	$(5,976)	$22,169	$16,193

Trademark Impairment	10,046	—	10,046

Streamlining Initiatives and Brand-Exiting Activities	19,106	16,427	35,533

Adjusted Operating Income	$23,176	$38,596	$61,772

% of Adjusted Net Sales	3.7%	10.0%	6.1%

	Three Months Ended
	September 29, 2007 (13 weeks)
	Domestic	International	Total
Net Sales:
As Reported	$788,058	$418,661	$1,206,719

Store Closure and Brand-Exiting Activities	(1,930)	—	(1,930)

Adjusted Net Sales	$786,128	$418,661	$1,204,789

Operating Income:
As Reported	$27,793	$43,080	$70,873

Trademark Impairment	12,300	—	12,300

Streamlining Initiatives and Brand-Exiting Activities	21,984	9,029	31,013

Adjusted Operating Income	$62,077	$52,109	$114,186

% of Adjusted Net Sales	7.9%	12.4%	9.5%

LIZ CLAIBORNE INC.
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION
SEGMENT REPORTING
(All amounts in thousands)
(Unaudited)
The following tables provide reconciliations of Net Sales to Adjusted Net Sales, which excludes Store Closure and Brand-Exiting Activities and of Operating (Loss) Income to Adjusted Operating Income, which excludes Streamlining Initiatives and Brand-Exiting Activities and Trademark Impairment.

	Nine Months Ended
	October 4, 2008 (40 weeks)
	Domestic	International	Total
Net Sales:
As Reported	$1,940,050	$1,133,723	$3,073,773

Store Closure and Brand-Exiting Activities	(19,526)	(8,777)	(28,303)

Adjusted Net Sales	$1,920,524	$1,124,946	$3,045,470

Operating (Loss) Income:
As Reported	$(54,821)	$36,910	$(17,911)

Trademark Impairment	10,046	—	10,046

Streamlining Initiatives and Brand-Exiting Activities	114,763	29,707	144,470

Adjusted Operating Income	$69,988	$66,617	$136,605

% of Adjusted Net Sales	3.6%	5.9%	4.5%

	Nine Months Ended
	September 29, 2007 (39 weeks)
	Domestic	International	Total
Net Sales:
As Reported	$2,184,873	$1,085,026	$3,269,899

Store Closure and Brand-Exiting Activities	(12,959)	—	(12,959)

Adjusted Net Sales	$2,171,914	$1,085,026	$3,256,940

Operating Income:
As Reported	$51,055	$66,866	$117,921

Trademark Impairment	12,300	—	12,300

Streamlining Initiatives and Brand-Exiting Activities	45,739	16,022	61,761

Adjusted Operating Income	$109,094	$82,888	$191,982

% of Adjusted Net Sales	5.0%	7.6%	5.9%